Ex. 99.2

News Release

FOR IMMEDIATE RELEASE

Berry Completes Spin-Off and Merger of its
Health, Hygiene and Specialties Global Nonwovens and Films Business

EVANSVILLE, IN — November 4, 2024 — Berry Global Group, Inc. (NYSE: BERY) is pleased to announce the successful completion of the merger between Berry’s Health, Hygiene and Specialties Global Nonwovens and Films business (the “HHNF Business”) and Glatfelter Corporation, resulting in the creation of Magnera Corporation (NYSE: MAGN), the largest nonwovens company in the world, with a broad platform of solutions for the specialty materials industry. Magnera will begin trading on the NYSE under the new ticker symbol “MAGN” on Tuesday, November 5, 2024.

Berry Chief Executive Officer Kevin Kwilinski said: “We are excited about the completion of this transaction. With this move to optimize our portfolio, we solidify our position as a global leader of consumer-focused packaging solutions while enhancing the stability of our earnings, free cash flow and growth. We are confident that employees transferring to Magnera will benefit from the new company’s strong leadership and focused capabilities, and we are grateful for their contributions.”

Under the previously disclosed terms of the transaction, on November 4, 2024, Berry completed the separation of the HHNF Business through a spin-off of all the outstanding shares of its wholly owned subsidiary that owned the HHNF Business (“Spinco”) to our stockholders of record as of the close of business on November 1, 2024 by means of a pro rata distribution. Spinco was then merged into a wholly owned subsidiary of Magnera.

As a result of the transaction, which was structured as a Reverse Morris Trust transaction, each Berry stockholder received 0.276305 shares of Magnera with respect to each share of Berry common stock owned as of November 1, 2024 (which reflects the 1-for-13 reverse stock split effected by Magnera on November 4, 2024). In addition to their new shares of Magnera, Berry stockholders continue to hold the same number of shares of Berry they held prior to the transaction. As of the completion of the merger, Berry stockholders received 90% of the outstanding shares of Magnera on a fully-diluted basis, and current Glatfelter shareholders retained 10% of the outstanding shares of Magnera on a fully-diluted basis.

No fractional shares of Magnera common stock were issued as a result of the merger, and instead Berry stockholders will receive cash in lieu of any fractional share.

About Berry

At Berry Global Group, Inc. (NYSE: BERY), we create innovative packaging solutions that we believe make life better for people and the planet. We do this every day by leveraging our unmatched global capabilities, sustainability leadership, and deep innovation expertise to serve customers of all sizes around the world. Harnessing the strength in our diversity and industry-leading talent of over 40,000 global employees across more than 250 locations, we partner with customers to develop, design, and manufacture innovative products with an eye toward the circular economy. The challenges we solve and the innovations we pioneer benefit our customers at every stage of their journey.

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Cautionary Statement Concerning Forward-Looking Statements

Statements in this release that are not historical, including statements relating to the expected effects of the transaction are considered “forward-looking” within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “outlook,” “anticipates” or “looking forward,” or similar expressions that relate to strategy, plans, intentions, or expectations. All statements relating to estimates and statements about benefits of the transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts are forward-looking statements. In addition, senior management of Berry from time to time may make forward-looking public statements concerning expected future operations and performance and other developments.

Actual results may differ materially from those that are expected due to a variety of factors, including without limitation: risks that the anticipated tax treatment of the transaction is not obtained; risks related to litigation brought in connection with the transaction; unexpected costs, charges or expenses resulting from the transactions; risks related to financial community and rating agency perceptions of the company and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the transaction; failure to realize the benefits expected from the transaction; effects of the completion of the transaction on the ability of the parties to retain customers and retain and hire key personnel and maintain relationships with their counterparties, and on their operating results and businesses generally; and other risk factors detailed from time to time in Magnera’s and Berry’s reports filed with the Securities and Exchange Commission (the “SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.

These risks, as well as other risks associated with the transaction, are more fully discussed in the proxy statement/prospectus, registration statement on Form S-4 and the registration statement on Form 10 filed with the SEC in connection with the transaction. The foregoing list of important factors may not contain all of the material factors that are important to you. New factors may emerge from time to time, and it is not possible to either predict new factors or assess the potential effect of any such new factors. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available as of the date hereof. All forward-looking statements are made only as of the date hereof and neither Berry, Glatfelter, Spinco nor Magnera undertake any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact

Dustin Stilwell

VP, Investor Relations

+1 812.306.2964

ir@berryglobal.com

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